UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2011
Date of Earliest Event Reported: August 2, 2011

CLX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-09392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1014 East 53rd Street, Austin, TX  78751
(Address of principal executive offices)(Zip Code)

(512) 554-4200
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 2, 2011, Daniel Honig resigned as the Director and Vice President of Operations of the Company and Fredric Durham was appointed as a Director to fill the vacancy left by Mr. Honig’s resignation.  Mr. Durham’s biographical information is provided below.

Fredric Durham, age 65

Mr. Durham currently serves as the Chief Executive Officer of The Doctors TV Network, LLC, a position he has held since January 2011. Mr. Durham previously served as the President of The National Pharmacy Television Network, LLC from 2007 to January 2011.  From 2001 to 2007, Mr. Durham served as the President of National Publishing Group.  From 1999 to 2001, Mr. Durham served as the President of Total Media.  From 1995 to 1999, Mr. Durham served as Vice President of Operations of Town Center Properties, which bought and sold, during his tenure as President approximately $75 million worth of land throughout Florida which included bio-tech centers, condominiums and government buildings.  Prior to his employment with Town Center Properties, Mr. Durham founded and served as President of Aaron Floors, from September 1972 to August 1992, a carpet and tile subcontracting company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLX MEDICAL, INC.

Date: August 5, 2011	By: /s/ Jose Chavez
Jose Chavez
Chief Executive Officer